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                                                         Exhibit 23(i)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this registration
Statement of Armco Inc. on Form S-8 of our report dated February 9, 1998 on the consolidated financial statements of Armco Inc. and Subsidiaries appearing in and incorporated by reference in the Annual Report on Form 10-K of Armco Inc. for the year ended December 31, 1997.


/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
November 24, 1998